                                                                  EXHIBIT 99.1
[CTC LOGO]
News Release

                                             For Further Information Contact
                                             John D. Pittenger
                                             Executive Vice President,
                                             Finance & Administration
                                             781-466-1302
                                             Internet: http://www.ctcnet.com

June 2, 1998

                                                         FOR IMMEDIATE RELEASE

                        CTC COMMUNICATIONS CORP. PLANS
                     144A PLACEMENT OF NOTES AND WARRANTS
                     ------------------------------------

Waltham, Massachusetts--CTC Communications Corp. (NASDAQ-CPTL), announced today that it plans to offer $125 million gross proceeds of units consisting of Senior Notes and Warrants to purchase Common Stock through a Rule 144A private offering. The proceeds of the offering would be used to fund the Company's planned expansion within its existing markets and into six additional states in the Boston-Washington, DC corridor, deploy the Company's proposed data-centric Integrated Communications Network in its existing markets, enhance the CTC Information System and repay its credit facility.

The units have not been, and will not be, registered pursuant to the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

CTC Communications Corp. is a rapidly growing provider of integrated communications solutions to small and medium sized business customers in the Northeastern U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access, and T1 and ISDN services. The Company markets its services through its 175 member direct sales force throughout Massachusetts, New York, Connecticut, New Hampshire, Vermont, Rhode Island and Maine. CTC's headquarters is in Waltham, MA, and CTC can be found on the worldwide web at http://www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.